Exhibit T3A67

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

公司註冊證書

                                 ***

I hereby certify that

本人謹此證明

Yong Rui Xiang Investment Company Limited

永瑞祥投資有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,

於本日在香港依據公司條例註冊成為

and that this company is limited.

有限公司。

Issued by the undersigned on     13 August 2007.

本證書於二ＯＯ七年八月十三日簽發。

/s/ Nancy O. S. Yau
for Registrar of Companies Hong Kong
香港公司註冊處處長 （公司註冊主任 邱愛琛 代行）

Certificate of Incorporation No. 1158133

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Yong Rui Xiang Investment Company Limited

永瑞祥投資有限公司

Incorporated on the 13th day of August, 2007

INCORPORATED IN HONG KONG

THE COMPANIES ORDINANCE (Cap. 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

Yong Rui Xiang Investment Company Limited

永瑞祥投資有限公司

1.	The name of the Company is Yong Rui Xiang Investment Company Limited 永瑞祥投資有限公司.

2.	The Registered Office of the Company will be situated in Hong Kong.

3.	The Company has the capacity and the rights, powers and privileges of a natural person and the objects for which the Company is established are unrestricted.

4.	The liability of the members is limited.

5.	The Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified, or other special rights, privileges, restrictions or conditions.

We, whose name, address and description are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite to our name:-

Name, Address and Description of Subscriber	Number of Shares Taken by Subscriber
For and on behalf of HAREFIELD LIMITED (SD.) CHAN SHUK YI

CHAN SHUK YI, Authorised Representative Offshore Chambers, P.O. Box 217, Apia, Samoa Corporation	ONE

Total Number of Shares Taken	ONE

DATED 6th August 2007

WITNESS to the above signature:

(SD.) FANDY TSOI 9/F, Ruttonjee House, 11 Duddell Street, Central, Hong Kong Occupation: Assistant General Manager, Operations